Krispy Kreme Contact:
Brian K. Little
336-726-8825
blittle@KrispyKreme.com

FOR IMMEDIATE RELEASE

KRISPY KREME ANNOUNCES FIRST QUARTER
FISCAL 2009 RESULTS

Winston-Salem, NC – June 9, 2008 – Krispy Kreme Doughnuts, Inc. (NYSE:  KKD) (the “Company”) today reported financial results for the first quarter of fiscal 2009, ended May 4, 2008.

Net income for the first quarter was $4.0 million, or $0.06 per diluted share, compared to a net loss of $7.4 million, or $0.12 per diluted share, in the first quarter last year.  While a number of factors affected results for the first quarter compared to the first quarter of last year as disclosed in the Company’s Quarterly Report on Form 10-Q filed this morning, the largest single factor was that results for the first quarter of last year included a charge of $9.6 million related to the refinancing of long-term debt.

“We are pleased to report improved bottom line results in the first quarter of fiscal 2009 compared to the first quarter of last year,” said Jim Morgan, Chairman, President and Chief Executive Officer.  “Much work remains to be done to achieve the consistent profitability and sustainable growth we envision.  While we continue to face many challenges, I believe more than ever there also are many opportunities ahead of us.  Although our near term results may be uneven, our employees are working hard to implement the further improvements necessary for us to be successful for the long term.”

Among the other factors that affected the Company’s results for the first quarter of fiscal 2009 were a $930,000 non-cash gain on the disposal of equity interests in two franchisees and the related release of the Company’s guarantees of certain debt and leases, as well as a net credit in impairment and lease termination costs of $645,000 resulting from changes in estimated sublease rentals on a closed store and the realization of proceeds on the assignment of another closed store lease.

Company revenues for the first quarter decreased 6.6% to $103.6 million compared to $110.9 million in the first quarter last year.  The decline in revenues reflects a 10.3% decrease in Company Stores revenues to $72.2 million and a 2.0% decrease in KK Supply Chain revenues to $24.9 million, partially offset by a 30.2% increase in Franchise revenues to $6.5 million.  As of May 4, 2008, the Company’s consolidated balance sheet reflects cash and debt of approximately $29.2 million and $75.7 million, respectively.

During the first quarter of fiscal 2009, 28 new Krispy Kreme stores, comprised of four factory stores and 24 satellites, were opened systemwide, and seven stores, comprised of six factory stores and one satellite, were closed systemwide.  This brings the total number of stores systemwide at quarter end to 470, consisting of 289 factory stores and 181 satellites.  The net increase of 21 stores in the quarter reflects a net increase of 27 international stores and a net decrease of six domestic stores.  Approximately 75% of total stores are operated by franchisees, and half are located outside the United States.

First quarter systemwide sales increased 2.4% from the first quarter of last year.  The growth in systemwide sales was entirely attributable to growth in sales by international franchisees; the domestic component of systemwide sales fell in the first quarter compared to the first quarter last year, principally due to store closures over the past 12 months.

Many factors could adversely affect the Company’s business.  In particular, the Company is vulnerable to further increases in the cost of raw materials, which could adversely affect the Company’s operating results and cash flows.  The Company has guaranteed approximately $14 million of obligations of franchisees in which it has an equity interest, and the aggregate recorded liability for estimated payments under such guarantees was $3.4 million as of May 4, 2008.  Franchisees opened 28 stores and closed seven stores in the first quarter of fiscal 2009.  The Company believes franchisees will close additional stores in the future, and the number of such closures may be significant.  Royalty revenues and most of KK Supply Chain revenues are directly correlated to sales by franchise stores and, accordingly, franchise store closures have an adverse effect on the Company’s revenues, results of operations and cash flows.

Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise stores.  The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.  The Company’s consolidated financial statements include sales by Company stores, sales to franchisees by the KK Supply Chain business segment and royalties and fees received from franchisees, but exclude sales by franchise stores to their customers.

Management will host a conference call to review first quarter results this afternoon at 4:30 p.m. (ET).  A live webcast of the conference call will be available at www.KrispyKreme.com/investorrelations.html.  To access the archived replay of the call, dial 888-286-8010 and enter the passcode 23048700.  International callers may access the replay by dialing 617-801-6888 and entering passcode 23048700.  The audio replay will be available through June 13, 2008.

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Information contained in this press release, other than historical information, should be considered forward-looking.  Forward-looking statements are subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of pending governmental investigations, including by the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York; potential indemnification obligations and limitations of our director and officer liability insurance; the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our new domestic operating model and refranchising strategy; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with government regulations relating to food products and franchising; our relationships with wholesale customers; our ability to protect our trademarks; risks associated with our high levels of indebtedness; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; significant changes in our management; risks associated with competition; and other factors discussed in Krispy Kreme's Annual Report on Form 10-K for fiscal 2008 and other periodic reports filed with the SEC.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

(In thousands)

	May 4, 2008	Feb. 3, 2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,187	$24,735
Receivables	23,825	22,991
Accounts and notes receivable — equity method franchisees	1,532	2,637
Inventories	20,457	19,987
Deferred income taxes	83	83
Other current assets	3,979	5,647
Total current assets	79,063	76,080
Property and equipment	89,316	90,996
Investments in equity method franchisees	2,852	1,950
Goodwill and other intangible assets	23,856	23,856
Other assets	9,575	9,469
Total assets	$204,662	$202,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,488	$1,557
Accounts payable	5,074	5,712
Accrued liabilities	35,460	35,949
Total current liabilities	42,022	43,218
Long-term debt, less current maturities	74,176	75,156
Deferred income taxes	83	83
Other long-term obligations	26,413	27,270

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	—	—
Common stock, no par value	356,870	355,615
Accumulated other comprehensive income	136	81
Accumulated deficit	(295,038)	(299,072)
Total shareholders’ equity	61,968	56,624
Total liabilities and shareholders’ equity	$204,662	$202,351

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 4, 2008	Apr. 29, 2007

Revenues	$103,641	$110,918
Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown below)	89,479	96,995
General and administrative expenses	6,847	6,822
Depreciation and amortization expense	2,236	4,688
Impairment charges and lease termination costs	(645)	12,663
Settlement of litigation	—	(14,930)
Other operating (income) and expense, net	111	(285)
Operating income	5,613	4,965
Interest income	126	438
Interest expense	(2,063)	(2,520)
Loss on extinguishment of debt	—	(9,622)
Equity in losses of equity method franchisees	(268)	(221)
Other non-operating income and (expense), net	924	23
Income (loss) before income taxes	4,332	(6,937)
Provision for income taxes	298	461
Net income (loss)	$4,034	$(7,398)

Income (loss) per common share:
Basic	$.06	$(.12)

Diluted	$.06	$(.12)

Basic - weighted average shares outstanding	64,703	63,151

Diluted - weighted average shares outstanding	66,101	63,151

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(In thousands)

	Three Months Ended
	May 4, 2008	Apr. 29, 2007
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$4,034	$(7,398)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,236	4,688
Deferred income taxes	(36)	172
Impairment charges	158	12,438
Settlement of litigation	—	(14,930)
Accrued rent expense	157	75
(Gain) loss on disposal of property and equipment	40	(444)
Gain on disposal of equity method franchisee	(931)	—
Change in unrealized loss on interest rate derivatives	(597)	—
Share-based compensation	1,223	2,156
Provision for doubtful accounts	(760)	1,230
Amortization of deferred financing costs	452	5,603
Equity in losses of equity method franchisees	268	221
Other	139	171
Change in assets and liabilities:
Receivables	541	2,027
Inventories	(476)	(2,585)
Other current and non-current assets	1,609	2,113
Accounts payable and accrued liabilities	(533)	(3,789)
Other long-term obligations	(1,019)	(411)
Net cash provided by operating activities	6,505	1,337
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(718)	(2,077)
Proceeds from disposals of property and equipment	125	4,726
Decrease in other assets	4	27
Net cash provided by (used for) investing activities	(589)	2,676
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	110,000
Repayment of long-term debt	(1,050)	(116,681)
Deferred financing costs	(434)	(2,771)
Proceeds from exercise of stock options	52	175
Other	(20)	—
Net cash used for financing activities	(1,452)	(9,277)
Effect of exchange rate changes on cash	(12)	3
Net increase (decrease) in cash and cash equivalents	4,452	(5,261)
Cash and cash equivalents at beginning of period	24,735	36,242
Cash and cash equivalents at end of period	$29,187	$30,981

KRISPY KREME DOUGHNUTS, INC.

Store Count

	NUMBER OF STORES
	FACTORY	SATELLITE	TOTAL
Three months ended May 4, 2008:
FEBRUARY 3, 2008	295	154	449
Opened	4	24	28
Closed	(6)	(1)	(7)
Converted to satellites	(4)	4	—
MAY 4, 2008	289	181	470

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

(Dollars in thousands)

	Three Months Ended
	May 4, 2008	Apr. 29, 2007

Year over year percentage change in systemwide sales (1)	2.4%	(2.8%)

Average weekly sales per store (2):
Company	$53.7	$55.3
Systemwide	$35.3	$39.3

Store operating weeks (3):
Company	1,339	1,456
Systemwide	5,699	5,009

Change in same store sales (on-premises only) (4):
Company	1.2%	0.1%
Systemwide	(3.9%)	(2.4%)

Company off-premises sales (5):
Change in average weekly number of doors	(6.7%)	1.3%
Change in average weekly sales per door	(8.6%)	(4.3%)

(1)
Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores.  The Company believes systemwide sales data is useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.

(2)	Represents, on a Company and systemwide basis, total sales of both factory and satellite stores divided by the number of operating weeks for both factory and satellite stores.
(3)	Represents, on a Company and systemwide basis, the aggregate number of operating weeks for both factory and satellite stores.
(4)
The change in “same store sales” represents, on a Company and systemwide basis, the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period.  Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods.  In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.

(5)
For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

(In thousands)

	Three Months Ended
	May 4, 2008	Apr. 29, 2007
Revenues:
Company Stores	$72,182	$80,452
Franchise	6,512	5,000
KK Supply Chain:
Total revenues	50,719	52,729
Less- intersegment sales elimination	(25,772)	(27,263)
External KK Supply Chain revenues	24,947	25,466
Total revenues	$103,641	$110,918

Operating income:
Company Stores	$(294)	$(168)
Franchise	4,442	3,293
KK Supply Chain	7,992	6,695
Unallocated general and administrative expenses	(7,172)	(7,122)
Impairment charges and lease termination costs	645	(12,663)
Settlement of litigation	—	14,930
Total operating income	$5,613	$4,965

Depreciation and amortization expense:
Company Stores	$1,628	$3,492
Franchise	21	24
KK Supply Chain	262	872
Corporate administration	325	300
Total depreciation and amortization expense	$2,236	$4,688